UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2010

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2010, the board of directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of TransMontaigne Partners L.P. (the “Partnership”), appointed Jay A. Wiese to serve as a director of the General Partner effective October 26, 2010.  The board of directors of the General Partner has determined that Mr. Wiese qualifies as an independent director under the applicable listing standards of the New York Stock Exchange. Mr. Wiese will also serve as a member of the Conflicts Committee of the General Partner.  Mr. Wiese’s compensation for his services on the board of directors will be consistent with that of the General Partner’s other directors who are not officers or employees of the General Partner or its affiliates, as described in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2010.  Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Wiese and any other persons pursuant to which Mr. Wiese was appointed as a director.  There are no relationships between Mr. Wiese and the General Partner or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On October 27, 2010, the Partnership issued a press release announcing the foregoing actions.  The press release contains a biography of Mr. Wiese.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)               Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated October 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: October 27, 2010	By:	/s/ Frederick W. Boutin
Frederick W. Boutin
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated October 27, 2010.